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                                                                       Exhibit K


                                     WAIVER
                                     ------

                                                    Effective as of May 27, 2004

We refer to the Shareholders Agreement dated December 17, 2001 by and among Power Technology Investment Corporation ("PTIC"), Vern Strang, es qualite, trustee of the FMRC Family Trust ("FMRC"), Picchio Pharmaceuticals Inc. (now Picchio Pharma Inc.) ("PICCHIO") and Dr. Francesco Bellini (Intervenant), as amended (the "SHAREHOLDERS AGREEMENT").

PTIC is independently considering investing in or acquiring shares of Neurochem Inc. ("NEUROCHEM"). The undersigned hereby consent to an investment in or acquisition of up to 450,000 common shares of Neurochem by PTIC prior to August 31, 2004 and consequently waive the rights pursuant to Article 9 of the Shareholders Agreement in connection with such contemplated investment/acquisition.

This waiver shall not be deemed or construed to be a waiver with respect to any other independent investment by the parties to the Shareholders Agreement.



                                    POWER TECHNOLOGY INVESTMENT CORPORATION


                                    Per:           /s/ Peter Kruyt
                                         _______________________________________




                                                   /s/ Vern Strang
                                    ____________________________________________
                                    VERN STRANG, es qualite, trustee of the FMRC
                                    Family Trust


                                    PICCHIO PHARMA INC.


                                    Per:      /s/ Dr. Francesco Bellini
                                        _______________________________________




                                              /s/ Dr. Francesco Bellini
                                    ____________________________________________
                                    DR. FRANCESCO BELLINI (Intervenant)